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                                                                    EXHIBIT 11.1

                                KERAVISION, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  Nine Months
                                             Three Months            Ended
                                           Ended September       September 30,
                                              30, 1996                1996
                                           ---------------       -------------

Net Loss..................................     $(3,461)             $(8,919)
                                           ==============        =============

Shares used in computation of net loss per
 share:
 Weighted average common shares
  outstanding.............................      12,357               12,312
                                           ==============        =============
Net loss per share........................     $ (0.28)             $ (0.72)
                                           ==============        =============

                                                                  Nine Months
                                             Three Months            Ended
                                           Ended September       September 30,
                                              30, 1996                1996
                                           ---------------       -------------

Net Loss..................................     $(1,635)             $(5,314)
                                           ==============        =============

Shares used in calculation of pro forma net
 loss per share:
 Weighted average shares of common stock
  outstanding.............................       5,665                3,849
 Shares related to Staff Accounting
   Bulletins Nos. 55, 64 and 83:
    Stock option grants...................          84                   84
    Issuances of common stock.............           2                    2
 Preferred stock on an as-if converted
  basis...................................       5,263                5,263
                                           ---------------       -------------
                                                11,014                9,198
                                           ==============        =============
Pro forma net loss per share..............     $ (0.15)             $ (0.58)
                                           ==============        =============

                                     -12-